Exhibit 99.1

Cape Bancorp, Inc. Reports Second Quarter 2014 Results

CAPE MAY COURT HOUSE, N.J., July 24, 2014 (GLOBE NEWSWIRE) — Cape Bancorp, Inc. (“Cape Bancorp” or the “Company”) (Nasdaq:CBNJ), the parent company of Cape Bank (the “Bank”), announces its operating results for the three and six months ended June 30, 2014.

For the quarter ended June 30, 2014, Cape Bancorp reported net income of $2.0 million, or $0.19 per common and fully diluted share, and $4.1 million, or $0.37 per common and fully diluted share, for the six months ended June 30, 2014. This compares to net income of $1.6 million, or $0.13 per common and fully diluted share, for the second quarter of 2013, and $3.1 million, or $0.25 per common and fully diluted share, for the six months ended June 30, 2013.

On April 28, 2014, the Board of Directors declared a cash dividend of $0.06 per common share to shareholders of record as of the close of business May 12, 2014. The dividend was paid on May 26, 2014.

Michael D. Devlin, President and Chief Executive Officer of Cape Bancorp and Cape Bank, provided the following statement:

“The quarterly results reflect continued stability in the Bank’s earnings and the lessening of troubled credits and their related expenses. Earnings per share have been strengthening as earnings are improving and the stock buyback program continues. The ratio of non-performing assets to total assets has declined to 1.12% as we have been successful in reducing OREO during 2014.

“While commercial loan closings have been good, loan growth was modest, having been impacted by payoffs of troubled credits and our declining residential mortgage portfolio. The commercial loan pipeline has remained healthy with strong contributions from our Cape May, Burlington County, and Radnor regional offices.

“The local economy is sending mixed signals. The well-publicized closing of several casinos is a clear negative for the area. While Cape Bank does not have exposure to casino properties, the loss of jobs will hurt our primary markets. Somewhat offsetting this news are indications that the seasonal businesses are having a banner year with great weather, large crowds, and tourists showing a willingness to spend money.

“At the mid-year mark, we are pleased with our progress and have realized the benefits we had anticipated for 2014: fewer troubled credits, reduced compensation expense, a reduction in data processing costs, and a lower effective tax rate.”

Cape Bancorp’s total assets at June 30, 2014 totaled $1.092 billion, a decrease of $1.2 million from the December 31, 2013 level of $1.093 billion.

Total net loans decreased $3.8 million from $780.1 million at December 31, 2013 to $776.3 million at June 30, 2014 resulting from decreases in residential mortgage loans totaling $7.5 million and consumer loans totaling $506,000, partially offset by an increase of $4.5 million in commercial loans. The decline in residential mortgage loans reflects the effect of the Company exiting the residential mortgage loan origination business effective December 31, 2013. The allowance for loan losses increased $400,000 and totaled 1.24% of gross loans at June 30, 2014, compared to 1.18% at December 31, 2013. At June 30, 2014, the allowance for loan losses totaled 122.66% of non-performing loans, compared to 127.05% at December 31, 2013 and 69.34% at June 30, 2013. The Company’s adversely classified asset ratio at June 30, 2014 was 17%, compared to 26% at December 31, 2013.

At June 30, 2014, the Company had $7.9 million in non-performing loans, or 1.01% of total gross loans compared to 0.93% of total gross loans at December 31, 2013 and 1.90% of total gross loans at June 30, 2013. Included in non-performing loans are troubled debt restructurings totaling $660,000 at June 30, 2014 and $881,000 at December 31, 2013.

Investment securities totaled $174.5 million at June 30, 2014, an increase of $8.2 million, or 4.92%, from the December 31, 2013 total of $166.3 million.

Other real estate owned (“OREO”) decreased $3.1 million from $7.4 million at December 31, 2013 to $4.3 million at June 30, 2014, and consisted at June 30, 2014 of eight commercial properties and ten residential properties (including five building lots). During the quarter ended June 30, 2014, the Company added two residential properties to OREO with an aggregate carrying value of $58,000. In addition, during the quarter ended June 30, 2014, the Company sold three commercial OREO properties and seven residential OREO properties with an aggregate carrying value totaling $2.1 million with recognized net losses on the sale of OREO totaling $232,000.

Cape Bank continues to satisfy the requirements of the Home Owners Loan Act – Qualified Thrift Lender test during each of the first six months of 2014, maintaining at least 65% of its portfolio assets in certain qualified thrift investments, as defined.

At June 30, 2014, Cape Bancorp’s core deposits totaled $522.1 million which represented a decrease of $4.3 million, or 0.82%, from the December 31, 2013 level of $526.4 million. Non-interest bearing checking accounts increased $5.1 million while money market deposit accounts decreased $5.5 million, interest-bearing checking accounts decreased $2.6 million and savings accounts decreased $1.7 million. Certificates of deposit totaled $288.7 million, an increase of $19.5 million, or 7.25%, from the December 31, 2013 total of $269.2 million. At June 30, 2014, deposits totaled $813.2 million compared to $798.4 million at December 31, 2013, an increase of $14.8 million, or 1.86%.

Cape Bancorp’s total equity increased $253,000 to $140.7 million at June 30, 2014 from $140.4 million at December 31, 2013 resulting from a net increase of $2.6 million in retained earnings (earnings less dividends declared), an improvement of $1.6 million in the accumulated other comprehensive loss and increases in paid-in-capital and unearned ESOP shares totaling $463,000. These increases were offset by a $4.4 million decrease related to the Company’s stock repurchase program. Tangible equity to tangible assets increased to 11.02% at June 30, 2014 compared to 10.99% at December 31, 2013. At June 30, 2014, Cape Bank’s regulatory capital ratios for Tier I Leverage Ratio, Tier I Risk-Based Capital and Total Risk-Based Capital were 9.49%, 13.01% and 14.26%, respectively, all of which exceed well capitalized status.

The following are significant factors which contributed to the operating results of the comparative quarters and year-to-date:

•	The net interest margin was 3.59% for the three months ended June 30, 2014 compared to 3.74% for the three months ended June 30, 2013, a decrease of 15 basis points. Average interest-earning assets increased $56.9 million for the three months ended June 30, 2014 compared to the 2013 period while average interest-bearing liabilities increased $64.6 million for the same period. The yield on interest-earning assets declined 22 basis points to 4.10% for the three months ended June 30, 2014 compared to 4.32% for the same three month period a year ago, while the cost of interest-bearing liabilities declined 9 basis points to 0.59% for the three months ended June 30, 2014 compared to 0.68% for the 2013 three month period. For the six months ended June 30, 2014, the net interest margin was 3.65%, a decrease of 11 basis points from the six months ended June 30, 2013. Average interest-earning assets increased $62.4 million for the six months ended June 30, 2014 compared to the 2013 period while average interest-bearing liabilities increased $70.2 million during the same period. The yield on interest-earning assets declined 22 basis points to 4.15% for the six months ended June 30, 2014 compared to 4.37% for the same six month period a year ago, while the cost of interest-bearing liabilities declined 13 basis points to 0.58% for the six months ended June 30, 2014 compared to 0.71% for the 2013 six month period.

•	The loan loss provision for the three months ended June 30, 2014 totaled $115,000 compared to $313,000 for the three months ended June 30, 2013. Loan charge-offs for the second quarter of 2014 totaled $171,000 compared to $344,000 for the three months ended June 30, 2013. The loan loss provision totaled $2.3 million and $610,000 for the six month periods ended June 30, 2014 and 2013, respectively. Loan charge-offs and write-downs on loans transferred to held for sale totaled $2.2 million for the six months ended June 30, 2014 compared to $841,000 for the six months ended June 30, 2013.

•	Net gains on the sale of loans totaled $129,000 for the three months ended June 30, 2014, compared to $313,000 for the three months ended June 30, 2013. Net gains on the sale of Small Business Administration (“SBA”) loans increased $46,000 while gains on the sale of residential loans declined $230,000. For the six months ended June 30, 2014, net gains on the sale of loans totaled $245,000 compared to $583,000 for the six months ended June 30, 2013. Net gains on the sale of SBA loans increased $137,000 while gains on the sale of residential loans declined $475,000. The decline in gains on residential loans reflects the Company’s decision to exit the residential mortgage origination business effective December 31, 2013.

•	Net gains on sales of investment securities totaled $78,000 for the three months ended June 30, 2014, compared to no gains for the three months ended June 30, 2013. Net gains on sales of investment securities totaled $2.0 million and $290,000 for the six months ended June 30, 2014 and 2013, respectively. As previously reported, in the first quarter of 2014 the Company sold its remaining portion of collateralized debt obligation securities (“CDOs”) with a book value of zero, resulting in a $1.9 million gain.

•	The three months ended June 30, 2014 included net losses on the sale of OREO totaling $232,000 compared to net gains of $19,000 for the three months ended June 30, 2013. The six months ended June 30, 2014 included net losses on the sale of OREO totaling $240,000 compared to net gains of $40,000 for the six months ended June 30, 2013.

•	Other operating income for the three months ended June 30, 2014 totaled $84,000, a decline of $11,000 from the three months ended June 30, 2013. For the six months ended June 30, 2014, other operating income totaled $336,000, an increase of $215,000 from the six months ended June 30, 2013. The six months ended June 30, 2014 included life insurance proceeds totaling $195,000 from bank owned life insurance. The six months ended June 30, 2013 included an $83,000 write-down on an asset held for sale. In addition, the three and six month periods of 2013 included fee income on loans sold to correspondents of $45,000 and $82,000, respectively. As a result of the Company's decision to exit the residential mortgage origination business effective December 31, 2013, the 2014 three and six month periods do not include this fee income.

•	Salaries and employee benefits for the three and six months ended June 30, 2014 totaled $3.4 million and $7.0 million respectively, compared to $4.1 million and $8.0 million for the three and six months ended June 30, 2013, respectively. The decrease in both the quarter and year-to-date periods is primarily attributable to reduced staffing levels related to the exiting of the residential loan origination business and a reduction in incentive based compensation programs.

•	Loan related expenses (real estate taxes, insurance, legal and other) totaled $253,000 for the three months ended June 30, 2014 compared to $393,000 for the same period in 2013. For the six months ended June 30, 2014, loan related expenses totaled $478,000 compared to $734,000 for the six months ended June 30, 2013. The decline in loan related expenses corresponds to the improvement in our asset quality metrics.

•	OREO expenses totaled $416,000 for the six months ended June 30, 2014 compared to $479,000 for the six months ended June 30, 2013, a decline of $63,000. The 2013 period included higher OREO write-downs.

•	The three and six months ended June 30, 2014 reflects reductions in equipment, data processing and telecommunications expenses of $136,000 and $290,000, respectively, when compared to the three and six months ended June 30, 2013. These reductions result primarily from the cost savings associated with changing to our new core processor in the fourth quarter of 2013.

•	Other operating expenses declined $269,000 from $1.8 million for the six months ended June 30, 2013 to $1.5 million for the six months ended June 30, 2014, primarily resulting from a higher level of consulting related expenses and expenses on loans sold to correspondents in the 2013 period.

CAPE BANCORP CONSOLIDATED

SELECTED FINANCIAL DATA

(unaudited)

	Six Months Ended		Three Months Ended
	6/30/2014	6/30/2013	6/30/2014	3/31/2014	6/30/2013
	(dollars in thousands, except per share data)
Statements of Income Data:
Interest income	$20,468	$20,201	$10,169	$10,299	$10,093
Interest expense	2,472	2,791	1,270	1,202	1,342

Net interest income	17,996	17,410	8,899	9,097	8,751
Provision for loan losses	2,327	610	115	2,212	313

Net interest income after provision for loan losses	15,669	16,800	8,784	6,885	8,438
Non-interest income	4,131	3,298	1,003	3,128	1,603
Non-interest expense	13,238	15,028	6,502	6,736	7,455

Income (loss) before income taxes	6,562	5,070	3,285	3,277	2,586
Income tax expense (benefit)	2,502	1,975	1,253	1,249	1,006

Net income (loss)	$4,060	$3,095	$2,032	$2,028	$1,580

Basic Earnings (loss) per share(1)	$0.37	$0.25	$0.19	$0.18	$0.13

Basic Average shares outstanding	10,978,897	12,390,837	10,955,918	11,157,234	12,287,513

Diluted Earnings (loss) per share(1)	$0.37	$0.25	$0.19	$0.18	$0.13

Diluted Average shares outstanding	11,114,150	12,425,116	11,097,564	11,286,022	12,321,791

Shares outstanding	11,631,926	12,853,615	11,631,926	11,881,985	12,853,615

Statements of Condition Data (Period End):
Investments	$174,454	$166,965	$174,454	$172,725	$166,965
Loans, net of allowance	$776,285	$733,721	$776,285	$772,553	$733,721
Allowance for loan losses	$9,730	$9,786	$9,730	$9,736	$9,786
Total assets	$1,091,723	$1,050,540	$1,091,723	$1,091,051	$1,050,540
Total deposits	$813,248	$795,082	$813,248	$801,988	$795,082
Total borrowings	$128,531	$103,942	$128,531	$139,481	$103,942
Total equity	$140,680	$145,627	$140,680	$141,097	$145,627
Statements of Condition Data (Average Balance):
Total interest-earning assets	$994,993	$932,599	$994,309	$995,684	$937,386
Total interest-bearing liabilities	$859,186	$788,942	$856,448	$861,954	$791,873
Operating Ratios:
ROAA	0.75%	0.60%	0.75%	0.75%	0.61%
ROAE	5.77%	4.14%	5.76%	5.78%	4.22%
Yield on Earning Assets	4.15%	4.37%	4.10%	4.19%	4.32%
Cost of Interest Bearing Liabilities	0.58%	0.71%	0.59%	0.57%	0.68%
Net Interest Margin	3.65%	3.76%	3.59%	3.71%	3.74%
Efficiency Ratio	65.06%	72.61%	64.63%	65.49%	72.06%
Capital Ratios:
Tier 1 Leverage Ratio	9.49%	10.12%	9.49%	9.56%	10.12%
Tier 1 Risk-Based Capital Ratio	13.01%	13.72%	13.01%	13.16%	13.72%
Total Risk-Based Capital Ratio	14.26%	14.97%	14.26%	14.41%	14.97%
Tangible Equity/tangible assets	11.02%	11.95%	11.02%	11.07%	11.95%
Book Value	$12.09	$11.33	$12.09	$11.87	$11.33
Tangible Book Value	$10.13	$9.55	$10.13	$9.95	$9.55
Stock Price	$10.73	$9.50	$10.73	$11.00	$9.50
Price to Book Value	88.75%	83.85%	88.75%	92.67%	83.85%
Price to Tangible Book Value	105.92%	99.48%	105.92%	110.55%	99.48%
Quality Ratios:
Non-Performing Loans to Total Gross Loans	1.01%	1.90%	1.01%	0.99%	1.90%
Non-Performing Assets to Total Assets	1.12%	2.09%	1.12%	1.31%	2.09%
Allowance for Loan Losses to Non-Performing Loans	122.66%	69.34%	122.66%	125.62%	69.34%
Allowance for Loan Losses to Total Gross Loans	1.24%	1.32%	1.24%	1.24%	1.32%
Net Charge-Offs to Average Loans	0.49%	0.19%	0.06%	0.93%	0.11%

(1)	Earnings Per Share calculations use average outstanding shares which include earned ESOP shares.

Cape Bancorp, Inc.

Delinquency Summary

Period Ending:	6/30/2014			12/31/2013			6/30/2013
Days	Balances	% total loans	# Loans	Balances	% total loans	# Loans	Balances	% total loans	# Loans
31-59	$1,804,731	0.23%	21	$895,851	0.11%	14	$1,183,682	0.16%	7
60-89	1,947,624	0.25%	8	2,059,965	0.26%	13	469,075	0.06%	4
90+	7,392,476	0.94%	38	6,674,454	0.85%	32	11,540,856	1.55%	53

	11,144,831	1.42%	67	9,630,270	1.22%	59	13,193,593	1.77%	64
Non-Accrual Other	539,832	0.07%	3	668,887	0.08%	4	2,571,456	0.35%	13

Total Delinquency and Non-Accrual	$11,684,663	1.49%	70	$10,299,157	1.30%	63	$15,765,049	2.12%	77

Total Loans		$786,014,526			$789,456,784			$743,507,357

Days	CML	IL	ML	CML	IL	ML	CML	IL	ML
31-59	$—	$546,155	$1,258,576	$—	$392,251	$503,600	$437,447	$—	$746,215
60-89	994,019	74,559	879,046	1,272,553	198,635	588,777	—	118,367	350,708
90+	5,893,016	574,938	924,522	5,058,420	461,223	1,154,811	8,717,440	921,461	1,901,955

	6,887,035	1,195,652	3,062,144	6,330,973	1,052,109	2,247,188	9,154,887	1,039,828	2,998,878
Non-Accrual Other*	539,832			668,887			2,571,456

Total Delinquency by Type	$7,426,867	$1,195,652	$3,062,144	$6,999,860	$1,052,109	$2,247,188	$11,726,343	$1,039,828	$2,998,878

Total Loans by Type	$490,050,755	$44,009,925	$251,953,846	$485,522,298	$44,515,475	$259,419,011	$456,637,155	$43,929,293	$242,940,909

% of Total Loans in Type	1.52%	2.72%	1.22%	1.44%	2.36%	0.87%	2.57%	2.37%	1.23%

Total Delinquency and Non-Accrual		$11,684,663	1.49%		$10,299,157	1.30%		$15,765,049	2.12%

*	Non-Accrual Other means loans that are less than 90 days past due, that are classified by management as non-performing.

NOTE: Excluded from the table above are $825,000 of commercial loans classified as Loans Held for Sale all of which are over 90 days delinquent.

For further information contact Michael D. Devlin, President and Chief Executive Officer or Guy Hackney, Chief Financial Officer, Cape Bancorp: (609) 465-5600.

Forward Looking Statements

This press release discusses primarily historical information. However, certain statements contained herein are “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward looking statements may be identified by reference to a future period or periods, or by the use of forward looking terminology, such as “may,” “will,” “believe,” “expect,” “estimate,” “anticipate,” “continue,” or similar terms or variations on those terms, or the negative of those terms. Forward looking statements are subject to numerous risks, as described in our SEC filings, and uncertainties, including, but not limited to, those related to the economic environment, particularly in the market areas in which the Company operated, competitive products and pricing, fiscal and monetary policies of the U.S. Government, changes in government regulations affecting financial institutions, including regulatory fees and capital requirements, changes in prevailing interest rates, acquisitions and the integration of acquired businesses, credit risk management, asset-liability management, the financial and securities markets and the availability of and costs associated with sources of liquidity.

The Company wishes to caution readers not to place undue reliance on any such forward looking statements, which speak only as of the date made. The Company wishes to advise readers that the factors listed above could affect the Company’s financial performance and could cause the Company’s actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements. The Company does not undertake and specifically declines any obligation to publicly release the results of any revisions, which may be made to any forward looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

Further information on factors that could affect Cape Bancorp’s financial results can be found in the filings listed below with the Securities and Exchange Commission.

SEC Form	Reported Period	Date filed with SEC
10K	Year ended December 31, 2013	March 11, 2014

10Q	Quarter ended March 31, 2014	May 7, 2014